Exhibit 99.1

Bank of America
Merrill Lynch

Wholesale Credit
Bank of America, N.A.

March 31, 2017

Mr. Stephen F. Blackwood Vice President and Treasurer
Teledyne Technologies Incorporated 1049 Camino Dos Rios
Thousand Oaks, California 91360

Re: Termination of Bridge Credit Facility

Dear Steve:
Bank of America , N.A., as Administrative Agent, has confirmed that the Bridge Credit Agreement dated as of December 11, 2016 , among Teledyne Technologies Incorporated, as Borrower, certain of its subsidiaries as Guarantors, and other Lender parties thereto (the "Bridge Credit Facility") has been terminated as of March 28, 2017 .

If further information is required, please do not hesitate to contact me.

Sincerely ,
BANK OF AMERICA , N.A.

//s/ Mukesh Singh
Mukesh Singh Director

CAS-704-06-37, 315 Montgomery Street. 6th fioor
San Francisco. CA 94l 04